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                                                                    EXHIBIT 10.5

                                    AGREEMENT

         This Agreement is made on April ___, 1999, between Antilles Wireless, L.L.C. ("Buyer") and American Telecasting of Billings, Inc. ("ATBI"), American Telecasting of Nebraska, Inc. ("ATNI"), American Telecasting of Rapid City, Inc. ("ATRC"), and American Telecasting of Green Bay, Inc. ("ATGB"). ATBI, ATNI, ATRC and ATGB are collectively referred to as "Sellers".

RECITALS:

         a. ATBI OWNS AND OPERATES A WIRELESS CABLE SYSTEM WHICH SERVES THE BILLINGS, MONTANA AREA (THE "ATBI SYSTEM"). ATNI OWNS AND OPERATES A WIRELESS CABLE SYSTEM WHICH SERVES THE GRAND ISLAND, NEBRASKA AREA ALONG WITH WIRED CABLE SYSTEMS, THE FRANCHISES FOR WHICH ARE HELD BY ATGB, SERVING A PORTION OF THAT AREA (THE "ATNI SYSTEM"). ATRC OWNS AND OPERATES A WIRELESS CABLE SYSTEM WHICH SERVES THE RAPID CITY, SOUTH DAKOTA AREA (THE "ATRC SYSTEM"). THE ATBI SYSTEM, THE ATNI SYSTEM AND THE ATRC SYSTEM ARE COLLECTIVELY REFERRED TO AS THE "SYSTEMS"; AND BILLINGS, GRAND ISLAND AND RAPID CITY ARE COLLECTIVELY REFERRED TO AS THE "MARKETS".

         b. IN CONNECTION WITH THEIR OPERATION OF THEIR RESPECTIVE SYSTEMS, SELLERS HAVE ENTERED INTO CHANNEL LEASE AGREEMENTS WITH FEDERAL COMMUNICATIONS COMMISSION ("FCC") LICENSEES OF, AND/OR APPLICANTS FOR, INSTRUCTIONAL TELEVISION FIXED SERVICE ("ITFS"), MULTIPOINT DISTRIBUTION SERVICE ("MDS") AND MULTICHANNEL MULTIPOINT DISTRIBUTION SERVICE ("MMDS") CHANNELS OR STATIONS IN THE MARKETS (THE "LEASED CHANNELS"). IN ADDITION, SELLERS ARE LICENSEES OF AND/OR APPLICANTS FOR MDS, MMDS, COMMERCIAL ITFS, CABLE TELEVISION RELAY SERVICE, RECEIVE-ONLY SATELLITE EARTH STATION, BUSINESS RADIO AND OPERATIONAL FIXED SERVICE CHANNELS OR STATIONS IN THE MARKETS (THE "LICENSED CHANNELS"). THE LEASED CHANNELS AND THE LICENSED CHANNELS ARE COLLECTIVELY REFERRED TO AS THE "CHANNELS".

         c. SELLERS DESIRE TO SELL, TRANSFER AND ASSIGN, AND BUYER DESIRES TO PURCHASE THE SYSTEMS WHICH SHALL INCLUDE THE ASSETS AS DEFINED BELOW. THIS AGREEMENT IS ENTERED INTO FOR THE PURPOSE OF SETTING OUT THE TERMS AND CONDITIONS OF THE SALE AND PURCHASE, ALL OF WHICH SHALL BE SUBJECT TO THE APPROVAL OF THE "FCC".


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AGREEMENT:

1.       ASSETS TO BE SOLD, TRANSFERRED OR ASSIGNED:

         The term "Assets" shall mean all assets owned by Sellers or in which Sellers have an interest used in the operation of the Systems, including, but not limited to:

         a. SELLERS' RIGHTS AND OBLIGATIONS AS LESSEE UNDER THE LEASE AGREEMENTS AND ANY RELATED AMENDMENTS, ADDENDUMS, ERRATUMS, MODIFICATIONS, RENEWALS, CONSENTS OR EXTENSIONS CONCERNING THE LEASED CHANNELS LISTED ON SCHEDULE 1.A. (THE "CHANNEL AGREEMENTS");

         b. ALL LICENSES, PERMITS, AUTHORIZATIONS AND OTHER GRANTS OF AUTHORITY ISSUED BY THE FCC FOR CONSTRUCTION AND/OR OPERATION OF TRANSMISSION, RECEPTION AND RELATED FACILITIES UTILIZING THE CHANNELS LISTED ON SCHEDULE 1.B. (THE "FCC LICENSES").

         c. ALL FRANCHISES, PERMITS, AND LICENSES ISSUED TO SELLERS (EXCLUDING THE FCC LICENSES) RELATING TO CURRENT OR PLANNED CONSTRUCTION AND OPERATION OF THE SYSTEMS AND THE PROVISION OF SERVICE TO SUBSCRIBERS OF THE SYSTEMS DESCRIBED ON SCHEDULE 1.C., AND THE RIGHTS TO THE CERTIFICATE OF MARK REGISTRATION FOR THE NAME AND MARK "RAPID CHOICE" AS FILED WITH THE SOUTH DAKOTA SECRETARY OF STATE (THE "LICENSES");

         d. ALL FIXED ASSETS OF THE SYSTEMS OWNED BY SELLERS, INCLUDING TOWERS AND TRANSMITTER SITE EQUIPMENT, DISTRIBUTION PLANT, HEADEND EQUIPMENT, SUBSCRIBER EQUIPMENT AND INSTALLATIONS, MACHINERY, TOOLS, VEHICLES, FURNITURE, OFFICE AND WAREHOUSE EQUIPMENT, FIXTURES, LEASEHOLD IMPROVEMENTS, TRAPS, CONVERTERS, SUPPLIES, AND ALL OTHER PERSONAL PROPERTY INCLUDING, BUT NOT LIMITED TO, THOSE LISTED ON SCHEDULE 1.D. (THE "FIXED ASSETS");

         e. AN INVENTORY OF SUBSCRIBER EQUIPMENT (NOT ON SUBSCRIBER PREMISES) WHICH SHALL INCLUDE AT LEAST 5,000 TOCOM CONVERTER BOXES AND 2,000 DOWN CONVERTERS (THE "INVENTORY")

         f. SELLERS' RIGHTS AND OBLIGATIONS AS LESSEE UNDER THE REAL AND PERSONAL PROPERTY LEASES, EASEMENTS AND OTHER REAL ESTATE INTERESTS, CONTRACTS, AND OPERATING AGREEMENTS, INCLUDING TOWER, OFFICE AND WAREHOUSE LEASES, AND POLE ATTACHMENT AGREEMENTS LISTED ON SCHEDULE 1.F. (THE "CONTRACTS");


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         g. ALL REAL ESTATE OWNED BY SELLERS AND RELATING TO THE SYSTEMS
DESCRIBED ON SCHEDULE 1.G. (THE "OWNED REAL ESTATE").

         h. ALL SUBSCRIBER LISTS, BILLING INFORMATION, AND OTHER CUSTOMER INFORMATION RELATING TO THE SYSTEMS;

         i. ALL MANUALS, WARRANTIES AND INVOICES PERTAINING TO THE FIXED ASSETS WHICH ARE IN THE POSSESSION OF SELLERS; AND

         j. ALL PLANS, DIAGRAMS, BLUEPRINTS, SCHEMATICS, AND BOOKS AND RECORDS RELATING TO THE SYSTEMS WHICH ARE IN THE POSSESSION OF SELLERS.

Sellers shall deliver all of the Assets free and clear of all liens and encumbrances of every nature, it being understood that the Licenses are for a fixed term.

2.       EXCLUSIONS:

         The following items are excluded from the definition of "Assets" as provided for above:

         a. CASH OR CASH EQUIVALENTS;

         b. ACCOUNTS RECEIVABLE INCLUDING THOSE FROM SUBSCRIBERS;

         c. ALL SERVICE AGREEMENTS AND AGREEMENTS TO PURCHASE PROGRAMMING FROM THIRD PARTIES;

         d. ALL COPYRIGHT REGISTRATIONS, TRADEMARKS AND SERVICE NAMES EXCEPT FOR THE RIGHTS TO THE MARK AND NAME "RAPID CHOICE";

         e. ALL OTHER ASSETS WHICH MAY BE USED COMMONLY BY SELLERS IN THE OPERATION OF OTHER SYSTEMS OWNED BY SELLERS (E.G., BILLING HARDWARE AND SOFTWARE), AND WHICH ARE NOT LOCATED IN THE SYSTEMS; AND

         f. THE ITEMS LISTED ON SCHEDULE 2.F.


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3.       CLOSING DATE:

         The closing (the "Closing") will occur within 5 business days after the date that the last of all necessary approvals of the FCC becomes a Final Order (as defined in paragraph 10.f. of this Agreement) (the "Closing Date"), and assuming that all other conditions precedent to closing have been met by that date. However, if all conditions precedent to the obligation of a party to close have not been met by September 30, 1999, then that party, provided it is not in default of this Agreement, may thereafter rescind this Agreement in writing in which case, this Agreement shall be terminated and have no further effect. The Closing will take place at a location and time mutually agreeable to the parties. At the Closing, Sellers shall deliver evidence as reasonably required by Buyer that all conditions precedent to Buyer's obligations have been met. At the Closing, Buyer shall deliver the Purchase Price as provided for in paragraph 4 along with evidence as reasonably required by Seller that all other conditions precedent to Seller's obligations have been met.

4.       PURCHASE PRICE:

         The purchase price, subject to prorations and adjustments as provided for below, shall be $6,245,000 ("the Purchase Price"), payable as follows:

         a. $500,000 SHALL, ON THE CLOSING DATE, BE DELIVERED BY BUYER TO FIRST NATIONAL BANK OF OMAHA (THE "ESCROW AGENT") AS THE "HOLDBACK". THE HOLDBACK SHALL BE PLACED IN A FEDERALLY INSURED INTEREST BEARING ACCOUNT APPROVED BY SELLERS, AND INTEREST ON THE DEPOSIT SHALL BE PAYABLE TO SELLERS. THE PARTIES AGREE TO ENTER INTO AN ESCROW AGREEMENT WITH THE ESCROW AGENT IN THE FORM OF "EXHIBIT A". THE HOLDBACK SHALL BE APPLIED AGAINST (I) ANY CLAIMS MADE BY BUYER FOR SHORTAGES IN BASIC SUBSCRIBERS, (II) ANY NET ADJUSTMENTS (AS DEFINED BELOW) IN BUYER'S FAVOR, OR (III) ANY AMOUNTS FOR WHICH SELLERS ARE REQUIRED TO INDEMNIFY BUYER AS PROVIDED FOR IN THIS AGREEMENT. ANY AMOUNT OF THE HOLDBACK NOT CLAIMED BY BUYER WITHIN 1 YEAR AFTER THE CLOSING DATE SHALL BE DISBURSED TO SELLERS AT THAT TIME. HOWEVER, ANY AMOUNTS CLAIMED BY BUYER BUT WHICH ARE DISPUTED BY SELLERS AS OF THAT TIME SHALL CONTINUE TO BE RETAINED BY THE ESCROW AGENT UNTIL THE DISPUTE IS FINALLY RESOLVED.

         b. $5,745,000 ADJUSTED FOR ANY SUBSCRIBER DEFICIENCIES (AS PROVIDED FOR IN PARAGRAPH 5.B. BELOW) DETERMINABLE AS OF THE CLOSING DATE SHALL BE PAID IN CASH OR THE EQUIVALENT ON THE CLOSING DATE.

         c. THE PARTIES AGREE THAT THE ALLOCATION OF THE PURCHASE PRICE SHALL BE NEGOTIATED AND TO THE EXTENT POSSIBLE, AGREED TO IN WRITING PRIOR TO THE CLOSING. THE AGREED UPON ALLOCATION IS CONCLUSIVE AND BINDING FOR ALL PURPOSES AND EACH PARTY WILL FILE ALL INCOME OR OTHER TAX RETURNS IN A MANNER CONSISTENT WITH THAT ALLOCATION. IT IS

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AGREED, HOWEVER, THAT THE VALUE OF (I) THE TOCOM CONVERTER BOXES SHALL BE $100
PER BOX, AND (II) THE DOWN CONVERTERS SHALL BE $40 PER CONVERTER.

5.       PRORATIONS AND ADJUSTMENTS:

         Adjustments shall be made to the Purchase Price in order to prorate prepaid and accrued income and expenses as of 11:59 p.m. on the Closing Date to reflect the fact that all income and expenses attributable to the Systems up to the Closing Date are attributable to Sellers and all income and expenses after the Closing Date are attributable to Buyer (the "Adjustments").

         a. THE ADJUSTMENTS SHALL INCLUDE THE FOLLOWING PRORATED ITEMS:

                  (1) All payments and charges under the Channel Agreements, the Licenses and the Contracts;

                  (2) General property taxes, special assessments and ad valorem taxes levied and assessed against any of the Assets;

                  (3) Sales and use taxes (if any) payable with respect to wireless cable television service and related sales to subscribers served by the Systems;

                  (4) Charges and prepayments for utilities and other goods and services furnished to the Systems;

                  (5) Prepayments by customers for services to be rendered after the Closing Date;

                  (6) Customer Deposits, if any; and

                  (7) All other items of prepaid expenses and accrued liabilities.

In addition, it is agreed that Sellers shall be responsible for all Copyright fees based on signal carriage due and payable as of the end of the semi-annual period during which the Closing occurs.

         b. THE PURCHASE PRICE SHALL BE REDUCED BY THE SUM OF $671.51 FOR EACH SUBSCRIBER OF THE SYSTEMS IN THE AGGREGATE LESS THAN 9300 FOR ALL OF THE SYSTEMS AS OF

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THE CLOSING DATE. THE TERM "SUBSCRIBER" SHALL MEAN THE TOTAL OF ALL BASIC
SUBSCRIBERS AND EQUIVALENT BASIC SUBSCRIBERS DETERMINED AS FOLLOWS:

                  (1) The term "Basic Subscriber" shall mean a subscriber (individual or household) of any of the Systems that is an active subscriber to basic service and whose account is not more than 60 days past due from the due date of payment, who has paid Sellers' standard deposit and installation fees for such service (in accordance with Sellers' ordinary business practices), and who has made at least one monthly payment or applicable portion of the first month's payment for basic service at the Sellers' normal monthly service charge.

                  (2) The term "Equivalent Basic Subscriber" shall mean a bulk or commercial subscriber or a subscriber who otherwise pays other than the full non-discounted rate in effect in the Systems (pursuant to a regularly discounted rate disclosed on Schedule 5.c. which would otherwise meet all of the requirements to be a Basic Subscriber). The number of Equivalent Basic Subscribers shall be determined according to the following formula: the total monthly recurring revenue from those subscribers (i.e., excluding any revenues received for installation or reconnection, programming guides, or other special items, and any taxes and other pass-through charges) shall be divided by the monthly non-discounted rate for those level(s) of service.

For purposes of determining whether a Subscriber is more than 60 days past due, it shall be assumed that a subscriber's payment is due on the first day of the service period with respect to which the bill has been generated, it being acknowledged by the parties that bills are generally generated in advance of service being provided. Forgiveness of an undisputed past due balance will not be considered a payment for purposes of calculating any arrearage.

         c. WITHIN SIXTY 60 DAYS AFTER THE CLOSING DATE, BUYER SHALL DELIVER TO SELLERS A SCHEDULE OF PRORATIONS AND OTHER ADJUSTMENTS WHICH WERE NOT MADE AT THE CLOSING DATE. THE PARTIES SHALL COOPERATE AND PROCEED IN GOOD FAITH TO SETTLE ALL PRORATIONS AND ADJUSTMENTS WITHIN 30 DAYS AFTER THE DELIVERY TO BUYER OF THE SCHEDULE. IN THE EVENT THAT THE PARTIES ARE NOT ABLE TO REACH A SETTLEMENT AS TO PRORATIONS AND ADJUSTMENTS WITHIN THIS 30 DAY PERIOD, THEN THE PARTIES SHALL SELECT A BIG SIX ACCOUNTING FIRM SATISFACTORY TO BOTH PARTIES TO RESOLVE ANY UNRESOLVED DIFFERENCES. THE CHARGES OF THE ACCOUNTING FIRM SHALL BE SHARED EQUALLY BY THE PARTIES. NOTHING IN THIS PARAGRAPH SHALL LIMIT THE OBLIGATIONS OF THE PARTIES TO INDEMNIFY EACH OTHER AS PROVIDED FOR IN THIS AGREEMENT.


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6.       ASSUMPTION OF LIABILITIES:

         Buyer will assume the following liabilities or obligations of Sellers and no others:

         a. THOSE RELATING TO LIABILITIES AND OBLIGATIONS OF THE SYSTEMS ARISING AFTER THE CLOSING DATE UNDER ANY OF THE CHANNEL AGREEMENTS, THE FCC LICENSES, THE LICENSES AND THE CONTRACTS (COLLECTIVELY THE "SYSTEM AGREEMENTS");

         b. SUBSCRIBER SERVICE AGREEMENTS;

         c. THOSE AGREEMENTS LISTED ON SCHEDULE 6.C.; AND

         d. OTHER AGREEMENTS WHICH, AT BUYER'S SOLE OPTION, ARE SPECIFICALLY ASSUMED BY BUYER BY NOTICE IN WRITING TO SELLERS AFTER BUYER HAS BEEN NOTIFIED OF THE EXISTENCE OF ANY SUCH AGREEMENT.

All other liabilities and obligations of Sellers, including but not limited to, accrued wages, tax liabilities, and litigation claims, shall remain the sole obligations of Sellers. Specifically excluded from assumption under this Agreement are any employment agreements and employee benefit plans, any insurance policies, and any programming contracts or affiliation agreements. Provided, Buyer may, in its sole discretion, elect to assume any retransmission consent or equivalent agreements which are used or useful in the operation of the Systems, in which case the assumed retransmission consent or equivalent agreements shall be deemed to be a part of the Assets and be subject to all rights and obligations related to them.

7.       CONDUCT OF BUSINESS:

         Until the Closing Date, Sellers will use their best efforts to preserve and protect the Assets and related goodwill and to conduct its business relating to the Systems according to past practices and all applicable laws and regulations. Sellers will not engage in any transactions out of the ordinary course of business, nor dispose of any of the Assets, except such as are retired and replaced in the ordinary course of business. Sellers will not enter into any new agreement or transaction or any extension of any existing agreement affecting the Systems beyond the Closing Date without Buyer's prior written consent, and will honor all of their commitments and obligations required to have been performed prior to the Closing so that they do not default under any of the System Agreements. Sellers will not implement any rate increases or channel additions or reconfigure any existing tier service level unless agreed to by Buyer in writing.

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8.       REPRESENTATIONS AND WARRANTIES OF SELLERS:

         Sellers respectively represent and warrant as follows (it being understood that each Seller is representing and warranting only to those matters applicable to itself and not to those matters applicable to the other Sellers):

         a. ATBI IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF DELAWARE, AND IS AUTHORIZED TO DO BUSINESS IN MONTANA. ATBI HAS FULL POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT AND CARRY OUT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT, AND EACH AGREEMENT AND INSTRUMENT DELIVERED BY ATBI PURSUANT TO IT, IS THE LEGAL AND BINDING OBLIGATION OF ATBI, ENFORCEABLE AGAINST ATBI ACCORDING TO ITS TERMS.

         b. ATNI IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF DELAWARE, AND IS AUTHORIZED TO DO BUSINESS IN NEBRASKA. ATNI HAS FULL POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT AND CARRY OUT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT, AND EACH AGREEMENT AND INSTRUMENT DELIVERED BY ATNI PURSUANT TO IT, IS THE LEGAL AND BINDING OBLIGATION OF ATNI, ENFORCEABLE AGAINST ATNI ACCORDING TO ITS TERMS.

         c. ATRC IS A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF DELAWARE, AND IS AUTHORIZED TO DO BUSINESS IN SOUTH DAKOTA. ATRC HAS FULL POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT AND CARRY OUT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT, AND EACH AGREEMENT AND INSTRUMENT DELIVERED BY ATRC PURSUANT TO IT, IS THE LEGAL AND BINDING OBLIGATION OF ATRC, ENFORCEABLE AGAINST ATRC ACCORDING TO ITS TERMS.

         d. SCHEDULE 1.B. CONTAINS A TRUE, CORRECT AND COMPLETE LIST OF THE FCC LICENSES, SETTING FORTH FOR EACH THE (I) NAME OF THE AUTHORIZED LICENSEE OR PERMITTEE, (II) FCC CALL SIGN, (III) AUTHORIZED CHANNELS, (IV) OUTSTANDING CONSTRUCTION CERTIFICATION DATE, IF ANY, (V) DATE ON WHICH MOST RECENT CERTIFICATION OR NOTICE OF COMPLETION OF CONSTRUCTION WAS FILED WITH THE FCC,
(VI) LICENSE EXPIRATION DATE, AND (VII) IF SUBJECT TO A CHANNEL AGREEMENT, THE COMPANY WHICH IS THE LESSEE UNDER SUCH CHANNEL AGREEMENT. TRUE, CORRECT AND COMPLETE COPIES OF ALL FCC LICENSES HAVE BEEN PROVIDED TO BUYER. EXCEPT AS SET FORTH ON SCHEDULE 1.B.: (I) EACH OF THE FCC LICENSES IS IN FULL FORCE AND EFFECT, AND THE FCC LICENSES INCLUDE ALL OF THE LICENSES, PERMITS AND AUTHORIZATIONS FROM THE FCC NECESSARY FOR THE OPERATION OF THE SYSTEMS AS CURRENTLY CONDUCTED, (II) THERE ARE NO PROCEEDINGS (OTHER THAN PROCEEDINGS OF GENERAL

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APPLICABILITY), COMPLAINTS OR INVESTIGATIONS PENDING OR, TO THE KNOWLEDGE OF
SELLERS, THREATENED BEFORE OR BY THE FCC OR ANY OTHER LOCAL, STATE OR FEDERAL GOVERNMENTAL AUTHORITY RELATING TO ANY OF THE FCC LICENSES FOR THE LICENSED CHANNELS THAT, IF ADVERSELY DETERMINED, COULD RESULT IN THE REVOCATION, MODIFICATION, RESTRICTION, CANCELLATION, TERMINATION, NON-RENEWAL OR OTHER ACTION THAT IS ADVERSE TO THE CHANNELS, THE SYSTEMS, OR THE SERVICE PROVIDED OVER THE SYSTEMS, OR RESULT IN A MONETARY FORFEITURE, (III) TO THE KNOWLEDGE OF SELLERS, THERE ARE NO PROCEEDINGS (OTHER THAN PROCEEDINGS OF GENERAL APPLICABILITY), COMPLAINTS OR INVESTIGATIONS PENDING OR THREATENED BEFORE OR BY THE FCC OR ANY OTHER LOCAL, STATE OR FEDERAL GOVERNMENTAL AUTHORITY RELATING TO ANY OF THE FCC LICENSES FOR THE LEASED CHANNELS THAT, IF ADVERSELY DETERMINED, COULD RESULT IN THE REVOCATION, MODIFICATION, RESTRICTION, CANCELLATION, TERMINATION, NON-RENEWAL OR OTHER ACTION THAT IS ADVERSE TO THE CHANNELS, THE SYSTEMS, OR THE SERVICE PROVIDED OVER THE SYSTEMS, OR RESULT IN A MONETARY FORFEITURE, (IV) SINCE THE SYSTEMS WERE ACQUIRED BY SELLERS, THE CHANNELS HAVE BEEN AND ARE IN MATERIAL COMPLIANCE, AND ARE OPERATING AND AT ALL TIMES HAVE BEEN OPERATED CONSISTENT WITH THE FCC AUTHORIZATION THEREFORE, THE COMMUNICATIONS ACT OF 1934, AS AMENDED, AND THE RULES, REGULATIONS AND POLICIES OF THE FCC, AND (V) TO THE KNOWLEDGE OF SELLERS, PRIOR TO SELLERS' ACQUISITION OF THE SYSTEMS, THE CHANNELS WERE IN MATERIAL COMPLIANCE, AND AT ALL TIMES OPERATED CONSISTENT WITH THE FCC AUTHORIZATION THEREFORE, THE COMMUNICATIONS ACT OF 1934, AS AMENDED, AND THE RULES, REGULATIONS AND POLICIES OF THE FCC.

         e. SCHEDULE 8.E. CONTAINS A TRUE, CORRECT AND COMPLETE LIST OF THE MDS BASIC TRADING AREA (THE "BTA") AUTHORIZATIONS FOR THE MARKETS THAT HAVE BEEN GRANTED TO OR ACQUIRED BY THE SELLERS, SETTING FORTH FOR EACH SUCH
AUTHORIZATION: (I) THE NAME OF THE BTA, (II) THE NAME OF THE BTA AUTHORIZATION HOLDER, (III) THE BUILD OUT DEADLINE, AND (IV) THE EXPIRATION DATE OF SUCH AUTHORIZATION. EACH SUCH BTA AUTHORIZATION IS IN FULL FORCE AND EFFECT. SELLERS HAVE PAID ALL AMOUNTS OWED FOR THE BTA AUTHORIZATIONS IN FULL, AND HAVE MADE PAYMENT IN FULL TO RAND MCNALLY & COMPANY FOR USE OF THE TERMS "BASIC TRADING AREA" AND "BTA". TRUE, CORRECT AND COMPLETE COPIES OF ALL SUCH BTA AUTHORIZATIONS HAVE BEEN PROVIDED TO BUYER.

         f. SCHEDULE 8.F. CONTAINS A TRUE, CORRECT AND COMPLETE LIST OF ALL PENDING APPLICATIONS (THE "PENDING APPLICATIONS") FOR THE CHANNELS, INCLUDING BUT NOT LIMITED TO APPLICATIONS FOR NEW MDS/MMDS AND ITFS STATION AUTHORIZATIONS, MODIFICATION OF MDS/MMDS AND ITFS STATION AUTHORIZATIONS, EXTENSION OF TIME TO CONSTRUCT MDS/MMDS AND ITFS STATIONS, AND RENEWAL OF MDS/MMDS AND ITFS STATION AUTHORIZATIONS IN THE MARKETS. SCHEDULE 8.F. LISTS FOR EACH OF THE PENDING APPLICATIONS THE: (I) NAME OF THE APPLICANT, (II) FCC FILE NUMBER, (III) PROPOSED CHANNEL(S), AND (IV)


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


GENERAL PURPOSE OF SUCH APPLICATION. TRUE, CORRECT AND COMPLETE COPIES OF ALL OF THE PENDING APPLICATIONS HAVE BEEN PROVIDED TO BUYER. EXCEPT AS SET FORTH ON
SCHEDULE 8.F.: (1) NO PENDING APPLICATION FOR OR RELATED TO THE LICENSED CHANNELS IS SUBJECT TO ANY INFORMAL OBJECTION OR PETITION TO DENY, AND (2) TO THE KNOWLEDGE OF SELLERS, NO PENDING APPLICATION FOR OR RELATED TO THE LEASED CHANNELS IS SUBJECT TO ANY INFORMAL OBJECTION OR PETITION TO DENY.

         g. EXCEPT AS SET FORTH ON SCHEDULE 8.G., AND EXCEPT TO THE EXTENT THAT AN UNTIMELY FILING OR NON-FILING WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE CHANNELS, THE SYSTEMS, THE FCC LICENSES AND THE SELLER'S OPERATIONS: (I) ALL REPORTS, FILINGS, NOTICES, REGULATORY FEES, REGISTRATIONS AND OTHER DISCLOSURES REQUIRED TO BE FILED WITH THE FCC WITH RESPECT TO EACH OF THE LICENSED CHANNELS AND THE SYSTEMS HAVE BEEN DULY AND TIMELY FILED AND ARE TRUE, CORRECT AND COMPLETE, AND (II) TO THE KNOWLEDGE OF SELLERS, ALL REPORTS, FILINGS, NOTICES, REGULATORY FEES, REGISTRATIONS AND OTHER DISCLOSURES REQUIRED TO BE FILED WITH THE FCC WITH RESPECT TO EACH OF THE LEASED CHANNELS HAVE BEEN DULY AND TIMELY FILED AND ARE TRUE, CORRECT AND COMPLETE. TRUE, CORRECT AND COMPLETE COPIES OF ALL SUCH DOCUMENTS PRESENTLY IN SELLERS' POSSESSION HAVE BEEN PROVIDED TO BUYER.

         h. SELLERS HAVE ENTERED INTO THE CHANNEL AGREEMENTS PROVIDING FOR LEASE OF CHANNEL CAPACITY ON CERTAIN OF THE CHANNELS, A TRUE, CORRECT AND COMPLETE LIST OF WHICH ARE SET FORTH ON SCHEDULE 1.A. EXCEPT AS SET FORTH ON SCHEDULE 1.A., THE CHANNEL AGREEMENTS CONSTITUTE VALID AND BINDING OBLIGATIONS OF SELLERS AND OF EACH OF THE OTHER RESPECTIVE PARTIES THERETO AND ARE IN UNCONDITIONAL FULL FORCE AND EFFECT. NEITHER SELLERS NOR ANY OTHER PARTY TO THE AFOREMENTIONED CHANNEL AGREEMENTS IS IN MATERIAL DEFAULT UNDER, OR MATERIAL BREACH OR VIOLATION OF, ANY SUCH CHANNEL AGREEMENT, SELLERS HAVE NOT RECEIVED NOR HAVE SELLERS GIVEN NOTICE OF ANY SUCH MATERIAL DEFAULT, BREACH OR VIOLATION UNDER ANY SUCH CHANNEL AGREEMENT FROM OR TO ANY OF THE PARTIES THERETO, AND THERE HAS BEEN NO EVENT OR CIRCUMSTANCES THAT GIVES ANY RIGHT TO ANY PARTY TO A CHANNEL AGREEMENT TO TERMINATE SUCH CHANNEL AGREEMENT. THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, SUBJECT TO THE RECEIPT OF THE CONSENTS OF LESSORS WHICH ARE LISTED ON SCHEDULE 1.A., WILL NOT CAUSE ANY BREACH OR DEFAULT OF ANY OF THE CHANNEL AGREEMENTS. SCHEDULE 1.A. SETS FORTH FOR EACH CHANNEL AGREEMENT A COMPLETE DESCRIPTION OF (I) THE NAME OF THE LESSOR, (II) THE CHANNELS TO WHICH SELLERS HAVE THE RIGHT TO USE TRANSMISSION CAPACITY, (III) ANY AND ALL RELATED AMENDMENTS, ADDENDUMS, ERRATUMS, MODIFICATIONS, RENEWALS, CONSENTS OR EXTENSIONS, AND (IV) THE TERMINATION DATE. TRUE, CORRECT AND COMPLETE COPIES OF ALL OF THE CHANNEL AGREEMENTS HAVE BEEN PROVIDED TO BUYER.


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         i. EXCEPT AS DISCLOSED ON SCHEDULES 8.D. AND 8.I., THE CHANNELS, THE
LICENSES AND THE CONTRACTS CONFORM IN ALL MATERIAL RESPECTS TO ALL APPLICABLE FEDERAL, STATE AND LOCAL LAWS, ORDINANCES, LICENSES, CODES, LICENSING ARRANGEMENTS, RULES AND REGULATIONS, AND SELLERS HAVE NOT RECEIVED ANY NOTICE TO THE CONTRARY.

         j. SCHEDULE 8.J. SETS FORTH A TRUE, COMPLETE AND CORRECT LIST OF ALL RETRANSMISSION CONSENTS TO WHICH SELLERS ARE A PARTY WHICH RELATE TO THE MARKETS, AND FOR EACH RETRANSMISSION CONSENT (I) THE NAME OF THE PARTY PERMITTING RETRANSMISSION OF ITS SIGNAL AND (II) THE EXPIRATION DATE OF THE APPLICABLE CONSENT. TRUE, CORRECT AND COMPLETE COPIES OF ALL SUCH CONSENTS HAVE BEEN PROVIDED TO BUYER.

         k. SCHEDULE 8.K. SETS FORTH A TRUE, CORRECT AND COMPLETE LIST OF ALL INTERFERENCE AGREEMENTS TO WHICH SELLERS ARE A PARTY WHICH RELATE TO THE MARKETS AND OBLIGATE SELLERS AND/OR THEIR RESPECTIVE LESSORS, AND FOR EACH SUCH INTERFERENCE AGREEMENT (I) THE NAMES OF THE PARTIES, (II) A DESCRIPTION OF THE NATURE AND EXTENT OF THE AGREEMENT AND THE RESPECTIVE OBLIGATIONS OF THE PARTIES, AND (III) THE EXPIRATION DATE OF THE APPLICABLE AGREEMENT.

         l. ALL OF THE LICENSES AND THE CONTRACTS ARE VALID AND BINDING AND SUBSTANTIALLY IN FULL FORCE AND EFFECT, AND SELLERS ARE NOT IN ANY MATERIAL BREACH OF ANY OF THE LICENSES AND THE CONTRACTS. SELLERS HAVE AND WILL SUBSTANTIALLY COMPLY WITH ALL MATERIAL PROMISES OR COMMITMENTS ON THE PART OF SELLERS WITH RESPECT TO THE SYSTEMS CONCERNING ALL PROMISES OR COMMITMENTS WHICH ARE TO BE FULFILLED ON OR PRIOR TO THE CLOSING DATE. TRUE AND COMPLETE COPIES OF EACH OF THE LICENSES AND THE CONTRACTS, TOGETHER WITH ANY AND ALL AMENDMENTS, HAVE BEEN DELIVERED TO BUYER.

         m. WHERE FRANCHISES ARE REQUIRED, SELLERS POSSESS FRANCHISES FROM THE VARIOUS GOVERNING JURISDICTIONS IN WHICH THE SYSTEMS ARE LOCATED, AND THEY ARE THE ONLY FRANCHISES NECESSARY FOR THE OPERATION OF THE SYSTEMS AS CURRENTLY CONDUCTED.

         n. EXCEPT AS NOTED IN SCHEDULE 8.N., THE FIXED ASSETS, THE OWNED REAL ESTATE AND THE OTHER ASSETS BEING USED BY THE SELLERS PURSUANT TO THE SYSTEM AGREEMENTS CONSTITUTE ALL OF THE FIXED ASSETS AND REAL ESTATE THAT ARE PRESENTLY BEING USED IN THE OPERATION OF THE SYSTEMS, AND ARE THE ONLY FIXED ASSETS AND REAL ESTATE NECESSARY TO OPERATE THE SYSTEMS LAWFULLY AND AS THEY PRESENTLY ARE OPERATED.

         o. SCHEDULE 8.O. CONTAINS: (I) A LISTING OF CHANNELS FOR WHICH THE SYSTEMS DELIVER PROGRAMMING TO THEIR CUSTOMERS, (II) A RATE SUMMARY IDENTIFYING EACH SERVICE OR PACKAGE OF SERVICES OFFERED TO SUBSCRIBERS, THE NUMBER OF SUBSCRIBERS TO EACH SUCH

SERVICE OR PACKAGE, THE REGULAR RATES CHARGED FOR EACH SERVICE OR PACKAGE, AND ANY PROMOTIONAL OR OTHER DISCOUNTED RATES CURRENTLY IN EFFECT, AND (III) A BULK SUBSCRIBER SUMMARY IDENTIFYING THE NUMBER OF SUBSCRIBERS COMPRISING EACH BULK OR COMMERCIAL BILLING ACCOUNT, AND THE PER SUBSCRIBER RATE FOR EACH SUCH ACCOUNT. EXCEPT AS DISCLOSED ON SCHEDULE 8.O., THERE HAS BEEN NO MATERIAL CHANGE IN THE BUSINESS PRACTICES OR POLICIES OF SELLERS DURING THE LAST 6 MONTHS WITH REGARD TO SUBSCRIBER DISCONNECTS, ACCEPTANCE OF PARTIAL PAYMENTS, OR SALES INCENTIVES AND DISCOUNTS.

         p. SELLERS HAVE PREVIOUSLY DELIVERED TRUE, COMPLETE, AND CORRECT FINANCIAL STATEMENTS FOR THE SYSTEMS' MOST RECENTLY COMPLETED FISCAL YEAR, ALONG WITH ANY AVAILABLE INTERIM STATEMENTS COVERING LATER PERIODS. SINCE THE DATE OF THOSE STATEMENTS, SELLERS HAVE OPERATED THE SYSTEMS ONLY IN THE ORDINARY COURSE OF BUSINESS, AND THE SYSTEMS HAVE NOT SUFFERED ANY MATERIAL DAMAGE TO THE ASSETS, WHEN TAKEN AS A WHOLE, NOR HAVE ANY MATERIAL RIGHTS RELATING TO THE SYSTEMS BEEN GRANTED TO ANY THIRD PARTY.

         q. THE UNAUDITED GROSS REVENUES FROM THE SYSTEMS FOR THE CALENDAR YEAR 1998 ARE AS FOLLOWS:

            The ATBI System:         $1,361,000
            The ATNI System:         $1,062,000
            The ATRC System:         $1,565,000

         r. THERE ARE NO ACTIONS, SUITS, PROCEEDINGS, OR INVESTIGATIONS PENDING, OR, TO SELLERS' KNOWLEDGE, THREATENED, AGAINST SELLERS WHICH MAY MATERIALLY ADVERSELY AFFECT THE ASSETS, BUSINESS OPERATIONS, FINANCIAL CONDITION OR CUSTOMER RELATIONS OF THE SYSTEMS OR THE RIGHT OF SELLERS TO ASSIGN OR TRANSFER THE ASSETS BEING SOLD, OR TO ENTER INTO OR CARRY OUT THIS AGREEMENT.

         s. THERE ARE NO TAX LIABILITIES OF SELLERS WHICH WOULD IN ANY WAY CREATE ANY LIABILITY FOR BUYER OR CREATE ANY LIEN ON THE ASSETS AND/OR THE SYSTEMS.

         t. SELLERS HAVE GOOD AND MARKETABLE TITLE TO THE ASSETS, AND THE ASSETS WILL BE AT THE CLOSING FREE OF ALL LIENS AND ENCUMBRANCES.

         u. ALL FIXED ASSETS AND THE INVENTORY WILL BE AT THE CLOSING, IN GOOD OPERATING CONDITION, SUBJECT TO REASONABLE WEAR AND TEAR, AND AS LIMITED TO THE SCOPE AND NATURE OF THEIR AGE AND DESIGN.

         v. SELLERS OWN, LEASE, OR POSSESS ALL EASEMENTS, RIGHTS OF WAY, LICENSES, CONSENTS AND OTHER AGREEMENTS MATERIAL TO THE OPERATION OF THE SYSTEMS AS AND WHERE THEY ARE PRESENTLY OPERATED, ALL OF WHICH ARE INCLUDED IN THE ASSETS.

         w. OTHER THAN CONSENTS FROM LESSORS UNDER THE CHANNEL AGREEMENTS, THE APPROVAL OF THE FCC WITH RESPECT TO THE ASSIGNMENT OF THE FCC LICENSES, AND APPLICABLE FRANCHISE AUTHORITIES, IF ANY, NO WRITTEN OR ORAL CONSENTS ARE REQUIRED TO LEGALLY AND EFFECTIVELY TRANSFER THE ASSETS AND THE SYSTEMS TO BUYER, EXCEPT AS SET FORTH ON SCHEDULE 8.W.

         x. EXCEPT AS DISCLOSED ON SCHEDULE 8.X., AND EXCEPT FOR MINOR VIOLATIONS WHICH DO NOT INTERFERE WITH THE ABILITY TO USE OR OPERATE THE SYSTEMS AND THE ASSETS, THE SYSTEMS AND THE ASSETS ARE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL, STATE, AND LOCAL STATUTES, ORDINANCES, AND REGULATIONS, INCLUDING FCC AND FEDERAL AVIATION ADMINISTRATION REQUIREMENTS.

         y. EXCEPT AS DISCLOSED ON SCHEDULE 8.Y., SELLERS HAVE OR WILL HAVE, AS OF THE CLOSING, TIMELY FILED WITH THE U.S. COPYRIGHT OFFICE ALL NOTICES, STATEMENTS OF ACCOUNT, SUPPLEMENTS, DECLARATIONS OF GROSS RECEIPTS, AND GROSS RECEIPTS ADJUSTMENT SCHEDULES (COLLECTIVELY, "COPYRIGHT FILINGS"), AND HAVE PAID ALL ROYALTY FEES AND OTHER FEES REQUIRED PURSUANT TO THE RULES AND REGULATIONS OF THE COPYRIGHT OFFICE AND COPYRIGHT ACTS AND AMENDMENTS, RELATING TO THE SYSTEMS FOR OPERATIONS DURING THE PERIOD THAT SELLERS HAVE OPERATED EACH SUCH SYSTEM WHICH ARE DUE AND OWING ON OR PRIOR TO THE CLOSING DATE. SELLERS ARE NOT LIABLE FOR COPYRIGHT INFRINGEMENT UNDER THE COPYRIGHT ACT AS A RESULT OF THEIR BUSINESS OPERATIONS IN THE MARKETS. EXCEPT AS DISCLOSED ON SCHEDULE 8.Y., THERE ARE NO UNRESOLVED INQUIRIES FROM THE COPYRIGHT OFFICE, OR ANY OTHER PARTY QUESTIONING SUCH STATEMENTS OF ACCOUNT OR ANY SUCH COPYRIGHT ROYALTY PAYMENTS MADE BY SELLERS WITH RESPECT TO THE SYSTEMS, AND NO CLAIM, ACTION OR DEMAND FOR COPYRIGHT INFRINGEMENT OR FOR NON-PAYMENT OF ROYALTIES IS PENDING OR, TO SELLERS' KNOWLEDGE, THREATENED AGAINST SELLERS WITH RESPECT TO THE SYSTEMS.

         z. NO PART OF THE SYSTEMS OR ANY OF THE ASSETS ARE DIRECTLY OR INDIRECTLY SUBJECT IN ANY MANNER TO ANY WRITTEN OR ORAL COMMITMENT OR ANY ARRANGEMENT FOR THE SALE, TRANSFER, ASSIGNMENT, OR DISPOSITION, IN WHOLE OR IN PART, EXCEPT PURSUANT TO THIS AGREEMENT.

         aa. NONE OF THE OWNED REAL ESTATE, AND TO THE BEST OF SELLERS' KNOWLEDGE NO OTHER REAL PROPERTY USED IN THE OPERATION OF THE SYSTEMS, HAS EVER BEEN INCLUDED, OR CONSIDERED FOR INCLUSION, ON ANY FEDERAL, STATE, OR LOCAL LIST OF PROPERTIES CONTAMINATED

BY ANY "HAZARDOUS SUBSTANCE" OR ANY "POLLUTANT OR CONTAMINANT" (AS SUCH TERMS ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTION 9601 ET SEQ.), OR BY ANY PETROLEUM, CRUDE OIL, DIESEL, NATURAL GAS, SYNTHETIC GAS USABLE FOR FUEL, LIQUEFIED NATURAL GAS, ASBESTOS, POLYCHLORINATED BIPHENYLS (PCBS), OR ANY OTHER SUBSTANCE THE PRESENCE, USE, TREATMENT, STORAGE, OR DISPOSAL OF WHICH ON THE PROPERTY IS PROHIBITED BY ANY LEGAL REQUIREMENTS, OR WHICH REQUIRES SPECIAL HANDLING, REPORTING, OR NOTIFICATION BY SELLERS OF ANY GOVERNMENTAL AUTHORITY WITH RESPECT TO ITS COLLECTION, STORAGE, USE, TREATMENT, OR DISPOSAL (COLLECTIVELY, "HAZARDOUS SUBSTANCES"). SELLERS HAVE NO KNOWLEDGE OF ANY RELEASES, DISCHARGES, EMISSIONS, SPILLS, USE, OR STORAGE OF ANY HAZARDOUS SUBSTANCES HAVING OCCURRED THEREON, AND SELLERS ARE NOT AWARE OF ANY CONDITION THAT IS LIKELY TO RESULT IN ANY RELEASES, DISCHARGES, EMISSIONS, SPILLS, USE, OR STORAGE OF ANY HAZARDOUS SUBSTANCES OCCURRING IN THE FUTURE.

         bb. NO FRANCHISING AUTHORITY WHICH HAS GRANTED A CABLE FRANCHISE TO SELLERS IN THE MARKETS, HAS TAKEN ANY ACTION, NOR TO SELLERS' KNOWLEDGE HAS ANY ACTION BEEN THREATENED, TO CAUSE THE LOCAL REGULATION OF RATES CHARGED BY SELLERS FOR THE PROVISION OF CABLE SERVICE, EXCEPT AS SET FORTH ON SCHEDULE 8.AB.

         cc. NO REPRESENTATION OR WARRANTY MADE IN THIS AGREEMENT, IN ANY SCHEDULE, OR IN ANY CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT CONTAINS OR WILL CONTAIN ANY UNTRUE STATEMENT OF ANY MATERIAL FACT, OR OMITS OR WILL FAIL TO STATE ANY MATERIAL FACT KNOWN TO ANY OF THE WARRANTING PARTIES THAT IS REQUIRED TO MAKE THE STATEMENTS NOT MISLEADING.

         dd. THE EXECUTION AND PERFORMANCE OF THIS AGREEMENT WILL NOT VIOLATE ANY PROVISION OF LAW OR FRANCHISE, OR CONFLICT WITH OR RESULT IN ANY BREACH OF ANY OF THE TERMS OR CONDITIONS OF, OR CONSTITUTE A DEFAULT UNDER ANY INDENTURE, MORTGAGE, AGREEMENT OR OTHER INSTRUMENT TO WHICH SELLERS ARE A PARTY OR BY WHICH THEY ARE BOUND (OTHER THAN OBLIGATIONS TO BE RELEASED AT CLOSING OR CONSENTS OR APPROVALS, INCLUDING THAT OF THE FCC, TO BE OBTAINED WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT).

         ee. SELLERS ARE NOT A PARTY TO ANY DEFINED BENEFIT, DEFINED CONTRIBUTION, OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE JURISDICTION OF THE EMPLOYEES RETIREMENT INCOME SECURITY ACT ("ERISA") WHICH BUYER IS REQUIRED TO CONTINUE.

         ff. SELLER HAS NOT ENGAGED THE SERVICES OF ANY PARTY WHO WOULD BE ENTITLED TO FINANCIAL ADVISORY, BROKERAGE, OR FINDERS' FEE OR COMMISSION OR SIMILAR COMPENSATION IN CONNECTION WITH THIS AGREEMENT.

All representations and warranties made by Sellers shall survive for a period of 12 months following the Closing Date.

9.       REPRESENTATIONS AND WARRANTIES OF BUYER:

         Buyer represents and warrants as follows:

         a. BUYER IS A LIMITED LIABILITY COMPANY ORGANIZED, EXISTING, AND IN GOOD STANDING UNDER THE LAWS OF NEBRASKA, AND PRIOR TO THE CLOSING SHALL BE AUTHORIZED TO DO BUSINESS IN MONTANA AND SOUTH DAKOTA. BUYER HAS FULL POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT AND CARRY OUT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THIS AGREEMENT, AND EACH AGREEMENT AND INSTRUMENT DELIVERED BY BUYER PURSUANT TO IT, IS THE LEGAL AND BINDING OBLIGATION OF BUYER, ENFORCEABLE AGAINST BUYER IN ACCORDANCE WITH ITS TERMS.

         b. NO REPRESENTATION OR WARRANTY MADE IN THIS AGREEMENT, OR IN ANY SCHEDULE, OR CERTIFICATE DELIVERED PURSUANT TO THIS AGREEMENT CONTAINS OR WILL CONTAIN ANY UNTRUE STATEMENT OF ANY MATERIAL FACT, OR OMITS OR WILL FAIL TO STATE ANY MATERIAL FACT KNOWN TO BUYER THAT IS REQUIRED TO MAKE THE STATEMENTS HEREIN OR THEREIN CONTAINED NOT MISLEADING.

         c. BUYER IS QUALIFIED TO HOLD THE LICENSES, BECOME THE OPERATOR OF THE SYSTEMS AND OTHERWISE CONSUMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT UNDER THE RULES AND REGULATIONS OF THE FCC.

         d. BUYER HAS NOT ENGAGED THE SERVICES OF ANY PARTY WHO WOULD BE ENTITLED TO FINANCIAL ADVISORY, BROKERAGE, OR FINDERS' FEE OR COMMISSION OR SIMILAR COMPENSATION IN CONNECTION WITH THIS AGREEMENT.

All representations and warranties made by Buyer shall survive for a period of 12 months following the Closing Date.

10.      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS:

         All obligations of Buyer at the Closing are subject to the fulfillment of each of the following conditions at or prior to the Closing, any or all of which may be waived in writing in whole or in part by Buyer:

         a. ALL REPRESENTATIONS AND WARRANTIES OF THE SELLERS SHALL BE TRUE AND CORRECT ON AND AS OF THE CLOSING DATE, WITH THE SAME FORCE AND EFFECT AS THOUGH MADE ON AND AS OF THE CLOSING DATE.

         b. SELLERS SHALL IN ALL MATERIAL RESPECTS HAVE PERFORMED THEIR OBLIGATIONS, AGREEMENTS, AND COVENANTS CONTAINED IN THIS AGREEMENT TO BE PERFORMED BY, ON, OR BEFORE THE CLOSING DATE, INCLUDING BUT NOT LIMITED TO THOSE ACTIONS LISTED ON SCHEDULE 10.B.

         c. SELLERS SHALL HAVE DELIVERED TO BUYER COPIES OF RESOLUTIONS OF THEIR RESPECTIVE BOARDS OF DIRECTORS AUTHORIZING AND APPROVING THE EXECUTION AND PERFORMANCE OF THIS AGREEMENT, CERTIFIED BY SELLERS' SECRETARIES AS TRUE AND CORRECT AS OF THE CLOSING DATE.

         d. THE FCC HAS ISSUED ITS APPROVAL, BY FINAL ORDER, OF ALL OF THE ASSIGNMENTS CONTEMPLATED BY THIS AGREEMENT WHICH REQUIRE THE APPROVAL OF THE FCC, WHICH FINAL ORDER CONTAINS NO MATERIALLY ADVERSE OR UNUSUAL CONDITIONS. FOR PURPOSES OF THIS AGREEMENT, A "FINAL ORDER" MEANS AN FCC ACTION GRANTING AN APPLICATION AS TO WHICH THE TIME FOR FILING ADMINISTRATIVE OR JUDICIAL REVIEW OR RECONSIDERATION OR FOR THE FCC TO SET ASIDE THE GRANT ON ITS OWN MOTION HAS EXPIRED WITHOUT ANY SUCH FILING HAVING BEEN MADE OR FCC ACTION TAKEN, OR, IN THE EVENT OF SUCH FILING OR FCC ACTION, THE FCC GRANT HAS BEEN REAFFIRMED OR UPHELD AND THE TIME FOR SEEKING FURTHER ADMINISTRATIVE OR JUDICIAL REVIEW WITH RESPECT THERETO HAS EXPIRED WITHOUT ANY SUCH REQUEST FOR FURTHER REVIEW HAVING BEEN FILED.

         e. SELLERS SHALL HAVE DELIVERED TO BUYER FULLY EXECUTED ORIGINALS OF ALL CONSENTS NECESSARY FOR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN THE FORMS AS CONTAINED ON "EXHIBIT B". WITH RESPECT TO THE SYSTEM AGREEMENTS, THESE CONSENTS SHALL CONTAIN A REPRESENTATION FROM THE CONSENTING PARTY THAT THE AGREEMENT IS IN FULL FORCE AND EFFECT, AND THAT SELLERS ARE NOT IN MATERIAL DEFAULT OF ANY OF ITS OBLIGATIONS TO THE CONSENTING PARTY WITH RESPECT TO THE AGREEMENT. WHERE A CONSENT IS NOT REQUIRED, BUYER MAY REQUIRE AN ESTOPPEL CERTIFICATE CONTAINING THIS REPRESENTATION. THE OBTAINING OF ANY CONSENT OR ESTOPPEL CERTIFICATE SHALL NOT BE CONDITIONED UPON BUYER AGREEING TO TERMS LESS FAVORABLE TO BUYER THAN THOSE SET FORTH IN THE CHANNEL AGREEMENTS, THE LICENSES AND THE CONTRACTS AS DELIVERED TO BUYER, OR TO ANY OTHER CONDITIONS MATERIALLY ADVERSE TO BUYER.

         f. SELLERS SHALL HAVE DELIVERED A BILL OF SALE IN THE FORM OF "EXHIBIT C" AND ANY DEEDS AND ASSIGNMENTS, IN A FORM REASONABLY ACCEPTABLE TO BUYER, NECESSARY, TO

TRANSFER TO BUYER THE SYSTEMS AND ALL OF THE ASSETS. TITLE TO FEE INTERESTS IN THE OWNED REAL ESTATE SHALL BE EVIDENCED BY ONE OR MORE POLICIES OF TITLE INSURANCE FURNISHED BY THE SELLERS INSURING THE REAL PROPERTY AT ITS CURRENT MARKET VALUE. THE COST OF THE OWNER'S COVERAGE SHALL BE DIVIDED EQUALLY BETWEEN THE PARTIES.

         g. NO MATERIAL ADVERSE CHANGE SHALL HAVE TAKEN PLACE IN THE CONDITION OF AND/OR BUSINESS PROSPECTS (NOT INCLUDING MATTERS APPLICABLE TO THE WIRELESS CABLE TELEVISION INDUSTRY IN GENERAL) RELATING TO THE ASSETS AND/OR THE SYSTEMS PRIOR TO THE CLOSING.

         h. BUYER SHALL HAVE BEEN FURNISHED WITH COPIES OF ALL OF SELLERS' COPYRIGHT FILINGS REQUIRED TO HAVE BEEN FILED FOR THE SYSTEMS WHICH RELATE TO THE LAST 6 SEMIANNUAL REPORTING PERIODS OCCURRING PRIOR TO THE CLOSING DATE.

         i. BUYER SHALL HAVE BEEN FURNISHED WITH: (I) THE OPINION OF COUNSEL FOR SELLERS IN THE FORM OF "EXHIBIT D", AND (II) THE OPINION OF FCC COUNSEL FOR SELLERS IN THE FORM OF "EXHIBIT E".

         j. SELLERS SHALL HAVE DELIVERED TO BUYER A NON-COMPETITION AGREEMENT IN THE FORM OF "EXHIBIT F".

         k. SELLERS SHALL HAVE DELIVERED TO BUYER APPROPRIATE CERTIFICATES DATED NOT MORE THAN 10 DAYS PRIOR TO THE CLOSING DATE CONCERNING SEARCHES OF THE UNIFORM COMMERCIAL CODE FILING OFFICES FOR (I) THE STATES OF MONTANA, NEBRASKA AND SOUTH DAKOTA, AND (II) ALL COUNTIES IN WHICH TOWER OR HEADEND SITES ARE LOCATED, TO THE EFFECT THAT THERE ARE NO PRESENTLY EFFECTIVE FINANCING STATEMENTS, CHATTEL OR OTHER MORTGAGEES, TAX OR JUDGMENT LIENS, OR OTHER LIENS PURPORTING TO AFFECT ANY OF THE ASSETS, EXCEPT FOR THOSE LIENS TO BE RELEASED OR TERMINATED AT THE CLOSING. IN THE EVENT SELLERS HAS OPERATED ANY PART OF THE SYSTEMS OR OWNED OR LEASED ANY OF THE ASSETS UNDER ANY FICTITIOUS OR ASSUMED BUSINESS NAME OR TRADE NAME, SEPARATE CERTIFICATES SHALL HAVE BEEN DELIVERED EVIDENCING A SEARCH OF THE APPLICABLE RECORDS UNDER EACH FICTITIOUS OR ASSUMED BUSINESS NAME OR TRADE NAME AS WELL AS THE NAME OF SELLERS.

11.      CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS:

         All obligations of Sellers at the Closing are subject to the fulfillment of each of the following conditions at or prior to the Closing, any or all of which may be waived in writing in whole or in part by Sellers:

         a. A FINAL ORDER OF THE FCC SHALL HAVE BEEN ISSUED WITH RESPECT TO ALL ASSIGNMENTS CONTEMPLATED BY THIS AGREEMENT WHICH REQUIRE THE APPROVAL OF THE FCC.

         b. ALL REPRESENTATIONS AND WARRANTIES OF BUYER SHALL BE TRUE ON THE CLOSING DATE.

         c. BUYER SHALL IN ALL MATERIAL RESPECTS HAVE PERFORMED ITS OBLIGATIONS, AGREEMENTS, AND COVENANTS CONTAINED IN THIS AGREEMENT TO BE PERFORMED BY, ON, OR BEFORE THE CLOSING DATE.

         d. ALL CONSENTS NECESSARY TO CONSUMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL HAVE BEEN OBTAINED.

         e. BUYER SHALL HAVE PAID THE PURCHASE PRICE INCLUDING THE HOLDBACK.

         f. BUYER SHALL HAVE DELIVERED ALL DOCUMENTS REQUIRED TO BE PROVIDED BY BUYER TO SELLERS.

12.      INDEMNIFICATION:

         a. EACH PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY AGAINST, AND SHALL REIMBURSE THE OTHER PARTY FOR:

                  (1) any and all obligations of the party not specifically assumed by the other party pursuant to the terms of this Agreement;

                  (2) any and all losses, liabilities, or damages resulting from any mispresentation, breach of warranty or failure to fulfill any covenant or agreement by such party contained in this Agreement;

                  (3) any and all losses, liabilities, or damages (i) to Buyer resulting from Sellers' operation or ownership of the Systems prior to the Closing Date, and (ii) to Seller resulting from Buyer's operation or ownership of the Systems after the Closing Date;

                  (4) any and all losses, liabilities, or damages (i) to Buyer resulting from claims made by or on behalf of persons employed by Seller relating to the period prior to the Closing Date, and (ii) to Seller resulting from claims made by or on behalf of persons employed by Buyer relating to the period after the Closing Date; and

                  (5) where indemnification is appropriate, any and all actions, suits, proceedings, claims, demands, assessments, judgements, costs, and expenses, including, without limitation, reasonable legal fees and expenses, incident to any of the above matters or incurred in investigating or attempting to avoid the same or to oppose their imposition, or in enforcing this indemnity.

         b. IF ANY CLAIM COVERED BY THE ABOVE INDEMNITIES IS ASSERTED BY A THIRD PARTY, THE INDEMNITEE SHALL PROMPTLY GIVE THE INDEMNITOR NOTICE OF THE CLAIM AND GIVE THE INDEMNITOR AN OPPORTUNITY TO DEFEND OR SETTLE THE CLAIM WITH COUNSEL OF ITS CHOICE AND AT ITS EXPENSE, AND THE INDEMNITEE SHALL EXTEND ITS FULL COOPERATION IN CONNECTION WITH THE DEFENSE, SUBJECT TO REIMBURSEMENT FOR ACTUAL OUT-OF-POCKET EXPENSES INCURRED BY THE INDEMNITEE AS THE RESULT OF A REQUEST BY THE INDEMNITOR. IF THE INDEMNITOR FAILS TO DEFEND A CLAIM WITHIN A REASONABLE TIME, THE INDEMNITEE SHALL BE ENTITLED TO ASSUME THE DEFENSE AND THE INDEMNITOR SHALL BE BOUND BY THE RESULTS OBTAINED BY THE INDEMNITEE WITH RESPECT TO THE CLAIM, AND THE INDEMNITOR SHALL BE LIABLE TO THE INDEMNITEE FOR ITS EXPENSES INCURRED IN THE DEFENSE, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES AND ANY SETTLEMENT PAYMENTS.

         c. THE INDEMNIFICATION PROVIDED FOR IN THIS AGREEMENT SHALL EXPIRE 12 MONTHS FROM THE CLOSING DATE UNLESS NOTIFICATION OF A CLAIM IS MADE WITHIN THIS TIME PERIOD.

13.      BEST EFFORTS TO OBTAIN CONSENTS:

         a. SELLERS WILL USE THEIR COMMERCIALLY REASONABLE BEST EFFORTS TO OBTAIN ANY AND ALL CONSENTS OF ALL THIRD PARTIES NECESSARY TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, GOVERNMENTAL ENTITIES AND THE LESSOR UNDER EACH CHANNEL AGREEMENT. "COMMERCIALLY REASONABLE BEST EFFORTS" SHALL MEAN THOSE EFFORTS THAT ARE COMMERCIALLY REASONABLE UNDER THE CIRCUMSTANCES AND NOT INCONSISTENT WITH A PARTY'S LEGAL OBLIGATIONS. PROVIDED, HOWEVER, NO PAYMENTS SHALL BE REQUIRED BY SELLERS TO THIRD PERSONS NOT AFFILIATED WITH BUYER OR SELLERS IN EXCESS OF $312,500 IN THE AGGREGATE FOR ALL SUCH CONSENTS (OTHER THAN PAYMENTS OF SUCH FEES AS ARE EXPRESSLY REQUIRED TO BE PAID IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR THE SYSTEM AGREEMENTS).

         b. BUYER WILL USE ITS COMMERCIALLY REASONABLE BEST EFFORTS (AS DEFINED ABOVE) TO COOPERATE WITH SELLERS IN SELLERS' EFFORTS TO OBTAIN ANY AND ALL CONSENTS OF ALL THIRD PARTIES NECESSARY TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS

AGREEMENT, INCLUDING BUT NOT LIMITED TO, GOVERNMENTAL ENTITIES AND THE LESSOR UNDER EACH CHANNEL AGREEMENT. PROVIDED, HOWEVER:

                  (1) no payments shall be required by Buyers to obtain such consents other than payments of such fees as are expressly required to be paid after the Closing Date in accordance with the terms of this Agreement or the System Agreements; and

                  (2) neither Buyer, nor anyone on Buyer's behalf shall meet or communicate with the any of the lessors under the Channel Agreements without the prior written consent of Sellers and Sellers' approval of the communication, or Seller's participation in any meeting, as appropriate. Notwithstanding the restrictions contained in the foregoing sentence, if Buyer is contacted directly by a lessor of a Channel Agreement, Buyer may provide information about Buyer to the lessor without first obtaining the consent of Sellers.

14.      NOTICES:

         Any notices or other communications to Sellers or Buyer shall be personally delivered, sent by certified or registered mail, return receipt requested, or by Federal Express or similar service that records delivery, to the addresses set out below, or to such other address as Sellers or Buyer may designate, from time to time, by written notice to the other.

A notice shall be deemed effective upon receipt.

         a.       IF TO SELLERS:

                           American Telecasting, Inc.
                           5575 Tech Center Drive, Suite 300
                           Colorado Springs, CO 80919
                           Att:  President

                  With a copy to:

                           McDermott, Will & Emery
                           600 Thirteenth Street, N.W., Suite 1200
                           Washington, D.C. 20005-3096
                           Att: Robert N. Jensen

         b.       IF TO BUYER:

                           Antilles Wireless, L.L.C.
                           1722 1st Avenue
                           P.O. Box 2299
                           Scottsbluff, Nebraska 69363-2299
                           Att.:  Christian M. Hilliard

                  With a copy to:

                           Simmons & Olsen Law Firm
                           1502 Second Avenue
                           Scottsbluff, Nebraska 69361
                           Att:  Rick L. Ediger

15.      ACCESS:

         Prior to the Closing Date, upon reasonable notice to Sellers and during reasonable business hours, Sellers will permit Buyer on up to 5 occasions to have access to the premises in which Sellers conducts its business and to all of its books, records, and personnel concerning the Systems to include an on-site inspection of the Systems and Assets. Sellers will furnish to Buyer financial data, operating data, and other information as Buyer reasonably requests, including but not limited to:

         a. MONTHLY PROFIT AND LOSS STATEMENT FOR THE SYSTEMS FROM THE DATE OF THIS AGREEMENT THROUGH THE CLOSING DATE;

         b. MONTHLY SUBSCRIBER REPORTS FROM THE DATE OF THIS AGREEMENT THROUGH THE CLOSING DATE, SHOWING THE NUMBER OF SUBSCRIBERS TO THE SYSTEMS RECEIVING BASIC SERVICE, TIER SERVICE, PAY SERVICES, ADDITIONAL OUTLET SERVICES, AND REMOTE CONTROL SERVICE; AND

         c. UPON REQUEST, COPIES OF ALL RETIREMENT PLANS, EMPLOYMENT AGREEMENTS, LEASES, CONTRACTS WITH SUPPLIERS, AND OTHER CONTRACTS OR DOCUMENTS TO WHICH SELLERS ARE A PARTY AND WHICH PERTAIN TO THE SYSTEMS.

16.      CONFIDENTIALITY:

         The parties acknowledge that they have had and will have further opportunities to inspect various matters concerning their respective operations and financial matters. In addition, the disclosure of certain terms of this Agreement prior to the Closing may cause damage to one or both parties. The parties agree to take reasonable steps to insure that (i) any information obtained from the other, and (ii) until the Closing, the terms of this Agreement, including but not limited to paragraph 13 concerning "Best Efforts to Obtain Consents", shall be confidential and shall not be revealed or disclosed to outside sources (other than to those assisting in evaluating and financing the transactions contemplated by this Agreement) unless the information is public knowledge, is independently developed, or is required to be disclosed by law or legal process.

17.      MISCELLANEOUS:

         a. BUYER MAY, AT ANY TIME PRIOR TO THE CLOSING DATE, ASSIGN THIS AGREEMENT TO AN ENTITY AFFILIATED WITH BUYER. PROVIDED, THE ASSIGNMENT SHALL NOT RELIEVE BUYER OF ITS OBLIGATIONS UNDER THIS AGREEMENT WITHOUT THE PRIOR WRITTEN CONSENT OF SELLERS.

         b. BUYER SHALL MAINTAIN ANY RECORDS CONCERNING THE ASSETS AND SYSTEMS DELIVERED TO IT FOR A PERIOD OF 5 YEARS AFTER THE CLOSING DATE. DURING THIS TIME PERIOD, SELLERS SHALL HAVE THE RIGHT, UPON REASONABLE NOTICE TO BUYER, TO ACCESS THESE RECORDS AND MAKE COPIES WHEN NECESSARY FOR SELLERS' LEGITIMATE BUSINESS PURPOSES.

         c. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO ITS SUBJECT MATTER, AND MAY ONLY BE MODIFIED BY A WRITING SIGNED BY ALL OF THE PARTIES. NO WAIVER OF ANY PROVISION, BREACH, OR DEFAULT SHALL BE CONSIDERED VALID UNLESS CONTAINED IN A WRITING REFERRING TO THIS AGREEMENT AND SIGNED BY THE PARTY GIVING THE WAIVER, AND NO SUCH WAIVER SHALL BE DEEMED A WAIVER OF ANY OTHER PROVISION OR ANY SUBSEQUENT BREACH OR DEFAULT OF THE SAME OR SIMILAR NATURE.

         d. AT AND AFTER THE CLOSING, SELLERS AND BUYER WILL, WITHOUT FURTHER CONSIDERATION, EXECUTE AND DELIVER FURTHER INSTRUMENTS AND DOCUMENTS AND DO OTHER ACTS AND THINGS AS THE OTHER PARTY MAY REASONABLY REQUEST IN ORDER TO EFFECT OR CONFIRM THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         e. WITHIN 10 DAYS OF THIS AGREEMENT, THE PARTIES SHALL PREPARE AND BUYER WILL FILE ALL APPLICATIONS REQUIRED FOR ALL OF THE ASSIGNMENTS CONTEMPLATED BY THIS AGREEMENT WHICH REQUIRE THE APPROVAL OF THE FCC. BUYER WILL PAY ALL FILING FEES REQUIRED FOR THESE APPLICATIONS.

         f. UNTIL THE CLOSING DATE, THE SELLERS WILL NOT OFFER THE ASSETS OF THE SYSTEMS TO, ENTERTAIN OFFERS FOR THE ASSETS OF THE SYSTEMS FROM, NEGOTIATE FOR THE SALE OF THE

ASSETS OF THE SYSTEMS TO, OR (OTHER THAN IN THE ORDINARY COURSE OF BUSINESS) MAKE INFORMATION ABOUT THE ASSETS OF THE SYSTEMS AVAILABLE TO, ANY THIRD PARTY, EXCEPT AS REQUIRED BY LAW.

         g. THE RISK OF LOSS, DAMAGE, OR DESTRUCTION TO THE ASSETS SHALL BE BORNE BY SELLERS AT ALL TIMES UP TO THE CLOSING DATE.

         h. SELLERS SHALL TAKE ALL STEPS NECESSARY TO COMPLY WITH THE PROVISIONS OF ANY APPLICABLE BULK SALES, FRAUDULENT CONVEYANCE, OR OTHER LAWS FOR THE PROTECTION OF CREDITORS WHICH ARE REQUIRED TO BE TAKEN BY A SELLER UNDER THOSE LAWS.

         i. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT, EACH PARTY SHALL PAY ITS OWN COSTS AND EXPENSES INCURRED IN CONNECTION WITH THIS AGREEMENT AND THE CLOSING. THE PARTIES AGREE TO SPLIT ALL REAL ESTATE TRANSFER AND STAMP TAXES AND RECORDING FEES, IF ANY, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. ALL SALES OR USE TAXES, OTHER TRANSFER TAXES, STAMP TAXES, EXCISE TAXES, AND LICENSE TAXES, AND ALL OTHER FEES CHARGED IN CONNECTION WITH THE SALE, TRANSFER, OR DELIVERY OF ANY OF THE SYSTEMS AND THE ASSETS TO BUYER, SHALL BE PAID AND BORNE BY THE SELLERS.

         j. PRIOR TO THE CLOSING AND FOR A PERIOD OF 6 MONTHS FOLLOWING THE CLOSING, BUYER SHALL NOT, WITHOUT THE CONSENT OF SELLERS, SOLICIT OR EMPLOY ANY EMPLOYEE OF SELLERS OR THEIR AFFILIATES EXCEPT FOR (I) THOSE IDENTIFIED ON
SCHEDULE 17.J., OR (II) THOSE WHO ARE TERMINATED BY SELLERS OR THEIR AFFILIATES; PROVIDED, HOWEVER, THAT BUYER CAN EMPLOY ANY INSTALLERS OR TECHNICIANS NOT HOLDING A MANAGEMENT POSITION WITH SELLERS OR THEIR AFFILIATES WHO APPROACH BUYER FOR EMPLOYMENT, BUT ARE NOT SOLICITED BY BUYER. BUYER RESERVES THE RIGHT TO EMPLOY ANY OF SELLERS' CURRENT EMPLOYEES LISTED ON SCHEDULE 17.J. BY NOTIFYING SELLERS OF THOSE EMPLOYEES THAT BUYER DESIRES TO HIRE AT LEAST 20 DAYS PRIOR TO THE CLOSING. BUYER SHALL OFFER EMPLOYMENT TO THOSE EMPLOYEES IDENTIFIED IN THIS NOTICE AT LEAST 20 DAYS PRIOR TO THE CLOSING, HOWEVER, BUYER HAS NO OBLIGATION TO OFFER EMPLOYMENT TO ANY OF SELLERS' OTHER EMPLOYEES. AS OF THE CLOSING, SELLERS SHALL TERMINATE ALL EMPLOYEES OF THE SYSTEMS WHO WILL NOT REMAIN AS EMPLOYEES OF SELLERS (INCLUDING THOSE EMPLOYEES WHICH WILL BE EMPLOYED BY BUYER), AND WILL PAY ALL TERMINATED EMPLOYEES ALL WAGES, SALARIES, VACATION AND SICK PAY, AND ANY OTHER BENEFITS ACCRUING THROUGH THE CLOSING DATE, ALONG WITH ANY AMOUNTS PAYABLE DUE TO THE TERMINATION.

         k. SELLERS WILL PROVIDE REASONABLE ASSISTANCE TO BUYER TO FACILITATE THE GENERATION OF BILLING STATEMENTS TO SUBSCRIBERS OF THE SYSTEMS FOR THE FIRST BILLING PERIOD FOLLOWING THE CLOSING DATE, SUBJECT TO BUYER'S OBLIGATION TO REIMBURSE SELLERS ONLY FOR

ALL ACTUAL OUT-OF-POCKET COSTS INCURRED BY SELLERS IN CONNECTION WITH THIS ASSISTANCE, AND SELLERS SHALL COOPERATE WITH BUYER AND EXECUTE ALL DOCUMENTATION NECESSARY TO ENABLE BUYER TO NEGOTIATE CHECKS FROM SUBSCRIBERS MADE PAYABLE TO SELLERS BUT DELIVERED AFTER THE CLOSING DATE.

         l. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT AND/OR ANY ASSOCIATED DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF COLORADO.

         m. THE SCHEDULES AND EXHIBITS ARE INCORPORATED BY REFERENCE IN THIS AGREEMENT.

                       [Signatures on the following page]

Antilles Wireless, L.L.C.                     American Telecasting of Billings, Inc.

By:                                           By:
   -----------------------------------           -------------------------------------

Title:                                        Title:
      --------------------------------              ----------------------------------


American Telecasting of Nebraska, Inc.        American Telecasting of Rapid City, Inc.

By:                                           By:
   -----------------------------------           -------------------------------------

Title:                                        Title:
      --------------------------------              ----------------------------------


American Telecasting of Green Bay, Inc.

By:
   -----------------------------------

Title:
      --------------------------------